[IMTS LOGO]

    INTERACTIVE MOTORSPORTS' REVISED BUSINESS MODEL PRODUCES QUARTERLY PROFIT

         INDIANAPOLIS (November 16, 2004) - Interactive Motorsports and Entertainment Corporation (OTCBB:IMTS) yesterday reported a profit for the three months ending September 30, 2004, evidencing the success of its recently revised business model. "The fundamentals are now on track and producing a path of profitability," commented Interactive Motorsports' Chairman and CEO William R. Donaldson. "With a profitable quarter reported, a strong asset base, new simulators in production and the pipeline of demand building for our patented race car simulators, it's easy for management to be optimistic about the future of this young company,".

For the three months ending September 30, 2004, the company reported a profit of approximately $8000 on revenues of approximately $1.6 million (EBITDA of $229,439) as compared to a loss of approximately $486,000 on sales of approximately $1.775 million (EBITDA of a negative $357,097) for the same period a year ago. Log on to www.sec.gov for the full report.


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For more information on IMTS, visit www.SMSonline.com
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Forward-looking statements
Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, and the business prospects of Interactive Motorsports and Entertainment Corporation, are subject to a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, the outlook of the economy and the effect on future revenues, access to and cost of capital, uncertainty of new product development, competition, and dependence on updated technology and licenses and leases.

Contact
Steve Wagoner: InvestorRelations@SMSonline.com; (800) 766-2782
Investor Relations on the web:http://www.SMSonline.com/company/inv_rel_index.asp





             Interactive Motorsports and Entertainment Corporation
                                  (OTCBB:IMTS)
        Corporate Office: 5624 West 73rd Street o Indianapolis, IN 46278
                     Phone: 317-295-3500 o Fax: 317-298-8924
                                www.SMSonline.com